UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2004

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge MA		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 6, 2004, we, together with our subsidiaries Hyprotech Company, AspenTech Canada Ltd., AspenTech Ltd., and Hyprotech UK Ltd., entered into a purchase and sale agreement with Honeywell International Inc., Honeywell Control Systems Limited and Honeywell Limited-Honeywell Limitee relating to the sale of our operator training business and the intellectual property to our Hyprotech engineering products and our retention of a license to the Hyprotech engineering products.  The transactions contemplated by the purchase and sale agreement are subject to approval by the Federal Trade Commission after a 30-day public comment period.

The material terms of the purchase and sale agreement are included in our press release, dated October 6, 2004, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item by reference.

Item 2.02  Results of Operations and Financial Condition

On October 6, 2004, we also announced our preliminary financial results for the fiscal quarter ended September 30, 2004.  The full text of the press release issued in connection with this announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information is this Current Report on Form 8-K (including Exhibit 99.2) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: October 6, 2004	By:	/s/ Charles F. Kane
Charles F. Kane Senior Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Aspen Technology, Inc. on October 6, 2004, relating to the purchase and sale agreement.
99.2	Press Release issued by Aspen Technology on October 6, 2004 relating to preliminary financial results.